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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-113275 and 333-82166), pertaining to the 1997 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Nonstatutory Stock Option Plan of Symyx Technologies, Inc., of our report dated January 22, 2004 with respect to the consolidated financial statements of Symyx Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                       /s/ Ernst & Young LLP

Palo Alto, California

March 3, 2004

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